UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 11, 2013

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 14, 2013, QAD Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Shareholders held on June 11, 2013, including, among other matters, a shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation (“Say-On-Pay vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay vote.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting of Shareholders of QAD Inc., the shareholders of the Company cast an advisory vote on whether the advisory shareholder Say-On-Pay vote should occur every 1, 2 or 3 years. The results of the shareholder vote on the frequency of the advisory Say-On-Pay vote were as follows:

CLASS A COMMON STOCK

	EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES

Total Voted	468,028	13,492	16,963	835	--
% of Voted	93.73%	2.70%	3.39%	0.16%

CLASS B COMMON STOCK

	EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES

Total Voted	2,507,319	4,006	28,948	5,916	--
% of Voted	98.47%	0.15%	1.13%	0.23%

In light of the results of such shareholder vote, on June 11, 2013, the Board of Directors of the Company adopted a resolution to hold an advisory shareholder Say-On-Pay vote on an annual basis.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: October 7, 2013	By:	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)